Exhibit 99.1

Sonus Networks Reports 2013 Second Quarter Results

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Company Reports 2013 Second Quarter Revenue and non-GAAP EPS Above Expectations

Company Raises Outlook for Full Year and Announces Stock Buyback Program

Company Announces Management Transitions

For Immediate Release: July 29, 2013

WESTFORD, Mass. — Sonus Networks, Inc. (Nasdaq: SONS), a global leader in SIP-based communications, today announced results for the second quarter ended June 28, 2013. Sonus also announced that its Board of Directors has approved a stock buyback program of up to $100 million.

Second Quarter 2013 Highlights

•                  Total revenue was $69.2 million

•                  Total SBC revenue, including product, maintenance and services, was $29.0 million, up 52% over the prior year.

•                  SBC product-only revenue was $20.4 million, up 51% over the prior year.

•                  Enterprise revenue comprised 21% of total product revenue.

•                  GAAP loss per share was $0.02; non-GAAP diluted earnings per share was above expectations at $0.01

•                  Cash and investments totaled $304 million at period end.

•                  The Board of Directors has approved a stock buyback program of up to $100 million.

Revenue for the second quarter of 2013 was $69.2 million, compared to $63.3 million in the first quarter of 2013 and $57.6 million in the second quarter of 2012.  The GAAP net loss for the second quarter of 2013 was $4.9 million, or $0.02 per share, compared to a GAAP net loss of $13.7 million, or $0.05 per share, in the first quarter of 2013 and a GAAP net loss of $11.7 million, or $0.04 per share, in the second quarter of 2012.  Non-GAAP net income for the second quarter of 2013 was $3.2 million, or $0.01 per diluted share, compared to a non-GAAP net loss of $6.4 million, or $0.02 per share, in the first quarter of 2013 and a non-GAAP net loss of $8.6 million, or $0.03 per share, in the second quarter of 2012.

2013 Third Quarter and Full Year Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  Gross margin, operating expenses and EPS are presented on a non-GAAP basis.  A reconciliation of the non-GAAP to GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

Third Quarter 2013	Guidance
Total Revenue	$68 to $72 million
SBC Total Revenue	$28 to $32 million
SBC Product Revenue	$21 to $25 million
Gross Margin	64% to 65%
Operating Expenses	$42 to $43 million
Basic EPS	$0.01
Cash and Investments	$300 to $305 million*
Basic Shares	284 million
Diluted Shares	287 million

Full Year 2013	Guidance
Total Revenue	$274 to $278 million
SBC Total Revenue	$120 to $124 million
SBC Product Revenue	$98 to $102 million
Gross Margin	64% to 65%
Operating Expenses	$171 to $172 million
Diluted EPS	$0.01 to $0.02
Cash and Investments	$305 million*
Basic Shares	283 million
Diluted Shares	286 million

*  Does not reflect potential stock buybacks in the period.

Stock Buyback Program

The Board of Directors has authorized a stock buyback program to repurchase up to $100 million of the Company’s common stock from time to time on the open market or in privately negotiated transactions.  The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors.  Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.  The buyback program may be suspended or discontinued at any time.  The buyback program will be funded using the Company’s working capital.  As of June 28, 2013, the Company had cash, cash equivalents and investments of $304.0 million.  As of

June 28, 2013, there were 282,803,260 shares of the Company’s common stock, $0.001 par value, outstanding.

“Sonus’ strong balance sheet has enabled us to invest in our business and effect a successful transformation.  Our strong first-half results and enhanced outlook for 2013 demonstrate excellent progress and momentum as we deliver on our commitment to drive market-leading SBC growth and long-term profitability,” said Mr. Dolan, president and chief executive officer.  “This performance gives us confidence that we are now able to begin substantially increasing returns to shareholders.  As a result of our improved profitability and growth in cash from operations, the Board has authorized the repurchase up to $100 million worth of outstanding shares, as it represents an attractive investment opportunity and demonstrates our commitment to enhancing shareholder value.”

Management Transitions

Sonus announced the planned departure of Maurice “Moe” Castonguay, senior vice president and chief financial officer.  Mr. Castonguay will assist the CEO and Board in the search process to identify a new Chief Financial Officer and will continue to serve in his role through the year-end close period, as necessary.

“There is a strong foundation in place at Sonus and the time is right for me to explore my next challenge,” said Mr. Castonguay. “I look forward to continuing in my role until my successor is named and I am committed to working closely with Ray and the Board to help identify a new CFO and ensure a smooth transition.”

The Company also announced the planned departure of Matt Dillon, senior vice president, Global Services.  Mr. Dillon will be replaced by Peter Polizzi, who has been appointed vice president, Global Services effective August 15, 2013.  Mr. Polizzi joined Sonus in December 2011 to lead the Company’s field-level technical sales engineers and has been instrumental in helping Sonus successfully establish its go-to-market channel and expand into the enterprise market.  He previously worked for three years at Avaya Inc. where he led the Worldwide Channel technical strategy and operations. Prior to Avaya Inc. Mr. Polizzi spent three years at Symbol Technologies, now a Motorola Solutions company, and three years at Motorola, Inc. post-acquisition where he held various senior management positions in Global Services and led the development of Motorola, Inc.’s Advanced and Professional Services practice across four Motorola companies.  Mr. Polizzi is a veteran with NATO Allied Forces and received a Bachelor’s degree in Mathematics at Columbia University.

“It has been an honor over the past 12 years to help shape the course of Sonus as the company has evolved,” said, Mr. Dillon. “Sonus is in an excellent operational position to take advantage of our market opportunities and Peter has my full support to ensure the continued success of Global Services.”

“Moe and Matt have each made outstanding contributions to Sonus’ transformation, and we wish them continued success in their future endeavors,” said Mr. Dolan. . “I am pleased to announce Peter’s appointment as vice president, Global Services.  Sonus is fortunate to have someone of Peter’s caliber who can step in immediately and allow for a smooth transition.  I am proud of the progress our team has made and am confident that we will continue to drive leading SBC growth and enhanced profitability.”

Restructuring

In August 2012, the Company initiated a plan to streamline operations and reduce operating costs, including a corporate-wide restructuring plan.  In connection with this initiative, the Company recorded restructuring expense of $2.0 million for severance and related expenses in the third quarter of 2012 and $5.7 million in the fourth quarter of 2012.  The Company recorded restructuring expense of $1.9 million in the first quarter of 2013 in connection with this initiative, primarily for severance and related costs.  The Company recorded restructuring expenses of $1.7 million in the second quarter of 2013 in connection with this initiative, comprised of $1.4 million for severance and related costs and $0.3 million for facilities-related costs.  The Company expects to record additional restructuring expense in connection with this initiative of approximately $1.5 million in the third quarter of 2013, comprised of severance and related costs.

Conference call details

Date: July 29, 2013

Time: 4:45 p.m. (EDT)

Dial-in number: 800-747-0367

International Callers: +1 212-231-2901

Supplementary financial and operational data is available on the Company’s Investor Relations website in the Quarterly Results section at http://investors.sonusnet.com/results.cfm.

Replay information

A telephone playback of the call will be available following the conference call until August 12, 2013 and can be accessed by calling 800-633-8284 or +1 402-977-9140 for international callers. The reservation number for the replay is 21668046. A webcast replay of the conference call will also be available shortly following the conference call on the Company’s Investor Relations website in the Events & Presentations — Archived Events section at http://investors.sonusnet.com/events.cfm.

Tags

Sonus Networks, Sonus, SONS, 2013 second quarter, earnings, results, IP-based network solutions, SBC, SBC 1000, SBC 2000, SBC 5100, SBC 5200, SBC 9000, session border controller, VX series,

session management, SIP trunking, Cloud VoIP communications, unified communications, UC, VoIP, IP, TDM.

About Sonus Networks

Sonus helps the world’s leading communications service providers and enterprises embrace the next generation of SIP-based solutions including VoIP, video and Unified Communications through secure, reliable and scalable IP networks.  With customers around the globe and over 15 years of experience transforming networks to IP, Sonus has enabled service providers to capture and retain users and both service providers and enterprises to generate significant ROI.  Sonus products include session border controllers, policy/routing servers, subscriber feature servers and media and signaling gateways.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks.  For more information, visit www.sonus.net or call 1-855-GO-SONUS.

Important Information Regarding Forward-Looking Statements

The information in this release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this release are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Examples of forward-looking statements include, but are not limited to, statements in the section “2013 Third Quarter and Full Year Outlook” and other statements regarding the following: plans, expectations, objectives, outlook, goals, strategies, future events or performance, trends, customer growth, operational performance and costs, liquidity and financial positions, estimated expenditures and investments, estimated purchases under the Company’s stock buyback program, the timing and success of announced management transitions, revenues and earnings, performance and other statements that are other than statements of historical facts.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  They are neither statements of historical fact nor guarantees or assurances of future performance.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; economic conditions; our ability to recruit and retain key personnel; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring activities; our ability to realize benefits from acquisitions; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; changes in the market price of our common stock; and/or failure or circumvention of our controls and procedures.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part I, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and Part II, Item 1A “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  We therefore caution you against relying on any of these forward-looking statements, which speak only as of the date made.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

Discussion of Non-GAAP Financial Measures

Sonus management uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors.  Continuous budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the annual financial plan.  We consider the use of non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  By continuing operations we mean the ongoing results of the business excluding certain costs, including, but not limited to: stock-based compensation, restructuring, write-off of prepaid royalties, write-off of Intangible assets, acquisition-related costs, amortization of intangible assets and depreciation expense related to the fair value write-up of acquired property and equipment.  We also consider the use of non-GAAP earnings per share helpful in assessing the performance of the continuing operations of our business.  While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, GAAP measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to Sonus’ financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense.  For example, a cash salary generally has a fixed and unvarying cash cost.  In contrast, the expense associated with an equity-based award is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time.  We believe that excluding non-cash stock-based compensation expense from our operating results facilitates the ability of readers of our financial statements to compare our financial results to our historical operating results and to other companies in our industry.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures.  These amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions.  Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that intangible assets contribute to revenue generation.  We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry as if the acquired intangible assets had been developed internally rather than acquired.

In the second quarter of 2013 we recorded $0.6 million of expense for the write-off of an intellectual property intangible asset which we determined was impaired as of June 28, 2013. We believe that excluding the impairment of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We consider certain transition, integration and other acquisition-related costs to be unpredictable and dependent on a significant number of factors that may be outside of our control.  We do not consider these acquisition-related costs to be related to the continuing operations of the acquired business or the Company.  In addition, the size, complexity and/or volume of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs.  We believe that excluding acquisition-related costs facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We recorded $1.9 million and $1.7 million of restructuring expense in the first and second quarters of 2013, respectively.  We believe that excluding restructuring expense facilitates the comparison of our financial results to our historical operating results and to other companies in our industry.

We believe that providing non-GAAP information to investors, in addition to the GAAP presentation, will allow investors to view the financial results in the way management views the operating results.  We further believe that providing this information helps investors to better understand our financial performance and evaluate the efficacy of the methodology and information used by our management to evaluate and measure such performance.

For more information:

Patti Leahy

978-614-8440
pleahy@sonusnet.com

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SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 28,	March 29,	June 29,
	2013	2013	2012
Revenue:
Product	$42,939	$37,796	$32,586
Service	26,254	25,492	25,024
Total revenue	69,193	63,288	57,610

Cost of revenue:
Product	13,534	13,895	11,027
Service	11,651	11,591	13,788
Total cost of revenue	25,185	25,486	24,815

Gross profit	44,008	37,802	32,795

Gross margin:
Product	68.5%	63.2%	66.2%
Service	55.6%	54.5%	44.9%
Total gross margin	63.6%	59.7%	56.9%

Operating expenses:
Research and development	18,019	17,501	17,095
Sales and marketing	19,191	21,114	18,141
General and administrative	9,733	10,710	8,384
Acquisition-related	—	—	967
Restructuring	1,698	1,949	—
Total operating expenses	48,641	51,274	44,587

Loss from operations	(4,633)	(13,472)	(11,792)
Interest income, net	90	138	222
Other income, net	3	—	—

Loss before income taxes	(4,540)	(13,334)	(11,570)
Income tax provision	(330)	(414)	(155)

Net loss	$(4,870)	$(13,748)	$(11,725)

Loss per share:
Basic	$(0.02)	$(0.05)	$(0.04)
Diluted	$(0.02)	$(0.05)	$(0.04)

Shares used to compute loss per share:
Basic	282,389	281,542	279,926
Diluted	282,389	281,542	279,926

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 28,	June 29,
	2013	2012
Revenue:
Product	$80,735	$73,997
Service	51,746	47,952
Total revenue	132,481	121,949

Cost of revenue:
Product	27,429	20,220
Service	23,242	27,180
Total cost of revenue	50,671	47,400

Gross profit	81,810	74,549

Gross margin:
Product	66.0%	72.7%
Service	55.1%	43.3%
Total gross margin	61.8%	61.1%

Operating expenses:
Research and development	35,520	35,482
Sales and marketing	40,305	38,726
General and administrative	20,443	17,363
Acquisition-related	—	967
Restructuring	3,647	—
Total operating expenses	99,915	92,538

Loss from operations	(18,105)	(17,989)
Interest income, net	228	437
Other income, net	3	—

Loss before income taxes	(17,874)	(17,552)
Income tax provision	(744)	(611)

Net loss	$(18,618)	$(18,163)

Loss per share:
Basic	$(0.07)	$(0.06)
Diluted	$(0.07)	$(0.06)

Shares used to compute loss per share:
Basic	281,973	279,708
Diluted	281,973	279,708

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 28,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$82,678	$88,004
Marketable securities	132,338	161,905
Accounts receivable, net	39,422	68,728
Inventory	23,599	25,614
Deferred income taxes	635	686
Other current assets	14,779	15,401
Total current assets	293,451	360,338

Property and equipment, net	20,155	23,767
Intangible assets, net	12,264	15,237
Goodwill	33,498	33,498
Investments	89,020	29,698
Deferred income taxes	953	1,011
Other assets	7,988	7,191
	$457,329	$470,740

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,578	$10,643
Accrued expenses	25,360	26,212
Current portion of deferred revenue	39,905	37,094
Current portion of long-term liabilities	610	763
Total current liabilities	71,453	74,712

Deferred revenue	11,474	11,647
Deferred income taxes	616	249
Convertible subordinated note	2,380	2,380
Other long-term liabilities	5,152	5,706
Total liabilities	91,075	94,694

Commitments and contingencies

Stockholders equity:
Common stock	283	281
Additional paid-in capital	1,330,936	1,321,385
Accumulated deficit	(970,991)	(952,373)
Accumulated other comprehensive income	6,026	6,753
Total stockholders’ equity	366,254	376,046
	$457,329	$470,740

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six months ended
	June 28,	June 29,
	2013	2012
Cash flows from operating activities:
Net loss	$(18,618)	$(18,163)
Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	6,743	5,778
Amortization of intangible assets	2,373	200
Impairment of intangible assets	600	—
Stock-based compensation	8,764	4,140
Loss on disposal of property and equipment	21	—
Deferred income taxes	367	—
Changes in operating assets and liabilities:
Accounts receivable	28,733	11,739
Inventory	1,958	(3,390)
Other operating assets	2,402	(8,222)
Accounts payable	(5,291)	(2,011)
Accrued expenses and other long-term liabilities	(1,932)	(1,967)
Deferred revenue	2,809	(3,010)
Net cash provided by (used in) operating activities	28,929	(14,906)

Cash flows from investing activities:
Purchases of property and equipment	(3,032)	(4,380)
Purchases of marketable securities	(180,306)	(128,931)
Sale/maturities of marketable securities	147,944	148,045
Net cash (used in) provided by investing activities	(35,394)	14,734

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	865	993
Proceeds from exercise of stock options	1,337	68
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(418)	(134)
Principal payments of capital lease obligations	(62)	(51)
Net cash provided by financing activities	1,722	876

Effect of exchange rate changes on cash and cash equivalents	(583)	(43)

Net (decrease) increase in cash and cash equivalents	(5,326)	661
Cash and cash equivalents, beginning of year	88,004	105,451
Cash and cash equivalents, end of period	$82,678	$106,112

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation, amortization of intangible assets and impairment of intangible assets included in the Company’s Condensed Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended
	June 28,	March 29,	June 29,
	2013	2013	2012
Stock-based compensation
Cost of revenue - product	$30	$52	$36
Cost of revenue - service	252	210	209
Cost of revenue	282	262	245

Research and development expense	820	679	633
Sales and marketing expense	1,219	1,099	491
General and administrative expense	2,219	2,184	654
Operating expense	4,258	3,962	1,778

Total stock-based compensation	$4,540	$4,224	$2,023

Amortization of intangible assets
Cost of revenue - product	$560	$561	$—

Research and development	100	100	100
Sales and marketing	526	526	—
Operating expense	626	626	100

Total amortization of intangible assets	$1,186	$1,187	$100

Impairment of intangible assets
Research and development	$600	$—	$—

	Six months ended
	June 28,	June 29,
	2013	2012
Stock-based compensation
Cost of revenue - product	$82	$89
Cost of revenue - service	462	384
Cost of revenue	544	473

Research and development expense	1,499	1,249
Sales and marketing expense	2,318	958
General and administrative expense	4,403	1,460
Operating expense	8,220	3,667

Total stock-based compensation	$8,764	$4,140

Amortization of intangible assets
Cost of revenue - product	$1,121	$—

Research and development	200	200
Sales and marketing	1,052	—
Operating expense	1,252	200

Total amortization of intangible assets	$2,373	$200

Impairment of intangible assets
Research and development	$600	$—

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	June 28,	March 29,	June 29,
	2013	2013	2012

GAAP gross margin - product	68.5%	63.2%	66.2%
Stock-based compensation expense	0.1%	0.1%	0.1%
Amortization of intangible assets	1.3%	1.6%	0.0%
Non-GAAP gross margin - product	69.9%	64.9%	66.3%

GAAP gross margin - service	55.6%	54.5%	44.9%
Stock-based compensation expense	1.0%	0.9%	0.8%
Non-GAAP gross margin - service	56.6%	55.4%	45.7%

GAAP total gross margin	63.6%	59.7%	56.9%
Stock-based compensation expense % of revenue	0.4%	0.4%	0.5%
Amortization of intangible assets % of revenue	0.8%	0.9%	0.0%
Non-GAAP total gross margin	64.8%	61.0%	57.4%

GAAP total gross profit	$44,008	$37,802	$32,795
Stock-based compensation expense	282	262	245
Amortization of intangible assets	560	561	—
Non-GAAP total gross profit	$44,850	$38,625	$33,040

GAAP research and development expense	$18,019	$17,501	$17,095
Stock-based compensation expense	(820)	(679)	(633)
Amortization of intangible assets	(100)	(100)	(100)
Impairment of intangible assets	(600)	—	—
Non-GAAP research and development expense	$16,499	$16,722	$16,362

GAAP sales and marketing expense	$19,191	$21,114	$18,141
Stock-based compensation expense	(1,219)	(1,099)	(491)
Amortization of intangible assets	(526)	(526)	—
Non-GAAP sales and marketing expense	$17,446	$19,489	$17,650

GAAP general and administrative expense	$9,733	$10,710	$8,384
Stock-based compensation expense	(2,219)	(2,184)	(654)
Non-GAAP general and administrative expense	$7,514	$8,526	$7,730

GAAP operating expenses	$48,641	$51,274	$44,587
Stock-based compensation expense	(4,258)	(3,962)	(1,778)
Amortization of intangible assets	(626)	(626)	(100)
Impairment of intangible assets	(600)	—	—
Acquisition-related expense	—	—	(967)
Restructuring	(1,698)	(1,949)	—
Non-GAAP operating expenses	$41,459	$44,737	$41,742

GAAP loss from operations	$(4,633)	$(13,472)	$(11,792)
Stock-based compensation expense	4,540	4,224	2,023
Amortization of intangible assets	1,186	1,187	100
Impairment of intangible assets	600	—	—
Acquisition-related expense	—	—	967
Restructuring	1,698	1,949	—
Non-GAAP (loss) income from operations	$3,391	$(6,112)	$(8,702)

GAAP net loss	$(4,870)	$(13,748)	$(11,725)
Stock-based compensation expense	4,540	4,224	2,023
Amortization of intangible assets	1,186	1,187	100
Impairment of intangible assets	600	—	—
Acquisition-related expense	—	—	967
Restructuring	1,698	1,949	—
Non-GAAP net income (loss)	$3,154	$(6,388)	$(8,635)

Diluted earnings per share or (loss) per share
GAAP	$(0.02)	$(0.05)	$(0.04)
Non-GAAP	$0.01	$(0.02)	$(0.03)

Shares used to compute diluted earnings per share or (loss) per share
GAAP shares used to compute (loss) per share	282,389	281,542	279,926
Non-GAAP shares used to compute diluted earnings per share or (loss) per share	284,298	281,542	279,926

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Historical

(in thousands, except percentages and per share amounts)

(unaudited)

	Six months ended
	June 28,	June 29,
	2013	2012

GAAP gross margin - product	66.0%	72.7%
Stock-based compensation expense	0.1%	0.1%
Amortization of intangible assets	1.4%	0.0%
Non-GAAP gross margin - product	67.5%	72.8%

GAAP gross margin - service	55.1%	43.3%
Stock-based compensation expense	0.9%	0.8%
Non-GAAP gross margin - service	56.0%	44.1%

GAAP total gross margin	61.8%	61.1%
Stock-based compensation expense % of revenue	0.4%	0.4%
Amortization of intangible assets % of revenue	0.8%	0.0%
Non-GAAP total gross margin	63.0%	61.5%

GAAP total gross profit	$81,810	$74,549
Stock-based compensation expense	544	473
Amortization of intangible assets	1,121	—
Non-GAAP total gross profit	$83,475	$75,022

GAAP research and development expense	$35,520	$35,482
Stock-based compensation expense	(1,499)	(1,249)
Amortization of intangible assets	(200)	(200)
Impairment of intangible assets	(600)	—
Non-GAAP research and development expense	$33,221	$34,033

GAAP sales and marketing expense	$40,305	$38,726
Stock-based compensation expense	(2,318)	(958)
Amortization of intangible assets	(1,052)	—
Non-GAAP sales and marketing expense	$36,935	$37,768

GAAP general and administrative expense	$20,443	$17,363
Stock-based compensation expense	(4,403)	(1,460)
Non-GAAP general and administrative expense	$16,040	$15,903

GAAP operating expenses	$99,915	$92,538
Stock-based compensation expense	(8,220)	(3,667)
Amortization of intangible assets	(1,252)	(200)
Impairment of intangible assets	(600)	—
Acquisition-related expense	—	(967)
Restructuring	(3,647)	—
Non-GAAP operating expenses	$86,196	$87,704

GAAP loss from operations	$(18,105)	$(17,989)
Stock-based compensation expense	8,764	4,140
Amortization of intangible assets	2,373	200
Impairment of intangible assets	600	—
Acquisition-related expense	—	967
Restructuring	3,647	—
Non-GAAP (loss) income from operations	$(2,721)	$(12,682)

GAAP net loss	$(18,618)	$(18,163)
Stock-based compensation expense	8,764	4,140
Amortization of intangible assets	2,373	200
Impairment of intangible assets	600	—
Acquisition-related expense	—	967
Restructuring	3,647	—
Non-GAAP net loss	$(3,234)	$(12,856)

Loss per share
GAAP	$(0.07)	$(0.06)
Non-GAAP	$(0.01)	$(0.05)

Shares used to compute loss per share
GAAP shares used to compute loss per share	281,973	279,708
Non-GAAP shares used to compute loss per share	281,973	279,708

SONUS NETWORKS, INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(in millions, except percentages and per share amounts)

(unaudited)

	Three months ended		Year ended
	September 27, 2013		December 31, 2013
	Range		Range

Revenue	$68	$72	$274	$278

Gross margin
GAAP outlook	62.7%	63.8%	62.8%	63.8%
Stock-based compensation	0.4%	0.4%	0.4%	0.4%
Amortization of intangible assets	0.9%	0.8%	0.8%	0.8%
Non-GAAP outlook	64.0%	65.0%	64.0%	65.0%

Operating expenses
GAAP outlook	$48.5	$49.5	$196.3	$197.3
Stock-based compensation	(4.5)	(4.5)	(17.4)	(17.4)
Amortization of intangible assets	(0.5)	(0.5)	(2.2)	(2.2)
Impairment of intangible assets	—	—	(0.6)	(0.6)
Restructuring	(1.5)	(1.5)	(5.1)	(5.1)
Non-GAAP outlook	$42.0	$43.0	$171.0	$172.0

Earnings (loss) per share
GAAP outlook	$(0.02)	$(0.02)	$(0.09)	$(0.08)
Stock-based compensation expense	0.02	0.02	0.06	0.06
Amortization of intangible assets	*	*	0.02	0.02
Impairment of intangible assets	—	—	*	*
Restructuring	0.01	0.01	0.02	0.02
Non-GAAP outlook	$0.01	$0.01	$0.01	$0.02

*  Less than $0.01 impact on earnings per share.